Exhibit 5.1

[LETTERHEAD OF BOYLAN, BROWN, CODE, VIGDOR & WILSON, LLP]

June 13, 2011

IEC Electronics Corp.
105 Norton Street
Newark, New York  14513

Re:           IEC Electronics Corp. Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 2,000,000 shares (the "Shares") of common stock, $0.01 par value, of IEC Electronics Corp., a Delaware corporation (the "Company"), for issuance under the Company's 2010 Omnibus Incentive Compensation Plan (the "Plan").

We have examined the Registration Statement, the Plan and such other instruments, documents and records which we have deemed relevant and necessary for the purposes of the opinion expressed herein.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuiness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing, we advise you that, in our opinion, all corporate proceedings necessary for the authorization, issuance and delivery of the Shares have been duly taken and, when issued in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name whenever it appears in the Registration Statement.  In giving this Consent. We do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Boylan, Brown, Code, Vigdor & Wilson, LLP